Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, Joseph Simon, Chief Financial Officer of Moelis & Company (the “Company”), certifies with respect to the Quarterly Report of the Company on Form 10‑Q for the quarterly period ended March 31, 2018 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Chief Financial Officer
May 3, 2018	/s/ Joseph Simon Joseph Simon Chief Financial Officer